                                                                    EXHIBIT 99.2



                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                     10% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
                10% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
                                       OF
                      PEDIATRIC SERVICES OF AMERICA, INC.


     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Pediatric Services of America, Inc.=s 10% Senior Subordinated Notes due 2008 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to SunTrust Bank, Atlanta (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:
                             SUNTRUST BANK, ATLANTA

      By Mail:                                  By Facsimile:                     By Hand or Overnight
(Registered or Certified                 (Eligible Institutions Only)                    Delivery:
   Mail recommended)                       SunTrust Bank, Atlanta



                                        Facsimile Number  (404) 332-3966
   Suntrust Bank, Atlanta                Attention: David M. Kaye
58 Edgewood Avenue, Suite 400             Corporate Trust Department              SunTrust Bank, Atlanta
   Atlanta, Georgia 30303                                                        58 Edgewood Avenue, Suite 400
   Attention: David M. Kaye                 To Confirm by Telephone              Attention: David M. Kaye
 Corporate Trust Department                  Atlanta, Georgia 30303             Corporate Trust Department
                                            or for Information Call:
                                                 (404) 588-8060

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Pediatric Services of America, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated May __, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

(PLEASE PRINT OR TYPE)

Name(s) of Registered Holder(s):_______________________________________________


________________________________________________________________________________


Aggregate Principal Amount Tendered:$_________________________________________*


* Must be in denominations of a principal amount of $1,000 and any integral multiple thereof.

Certificate No.(s) (if available):_____________________________________________


________________________________________________________________________________


Total Principal Amount Represented by Old Notes Certificate(s):$_______________



If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:_____________________________________________________________


PLEASE SIGN HERE

       DATE:
            _________________________________

X_________________________________________________   ___________________________



X_________________________________________________   ___________________________
 Signature(s) of Owner(s) or Authorized Signatory     Title(s)


Area Code and Telephone Number:_________________________________________________



This Notice of Guaranteed Delivery must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                                 Please print name(s) and address(es)

Name(s):________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity:_______________________________________________________________________


Address(es):___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(PLEASE TYPE OR PRINT)

Name of Firm: ___________________________________

_________________________________________________
Authorized Signature
Name: ___________________________________________
Title: __________________________________________
Date: ___________________________________________

Address: ________________________________________
_________________________________________________

_________________________________________________
 Area Code and Telephone No.


NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.